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                                                                    Exhibit 10.1

                            ACT MANUFACTURING, INC.
                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is effective as of July 29, 1999 ("Effective Date") between ACT Manufacturing, Inc. ("Company") and Jack O'Rear ("Executive").

                                    RECITALS
                                    --------

     WHEREAS Executive has been continuously employed by the Company since August, 1994;
     WHEREAS Company desires Executive to remain actively employed by the Company; and
     WHEREAS Executive desires to remain so employed under the terms and conditions set forth below;
     NOW THEREFORE, the parties mutually agree as follows:

                                   AGREEMENT

1)  Position and Duties.  Executive shall be employed by the Company as
    -------------------
    Company's Vice President of Operations and Chief Operating Officer. Executive shall devote his full time and best effort to this position. Executive shall report to the President and Chief Executive Officer of Company and shall comply with the policies of the Company.

2)  Employment Period.
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 a) Basic Rule.  This agreement shall have a term of three (3) years (the
    -----------
    "Employment Period"), beginning upon the Effective Date. The Company may terminate this Agreement prior to the end of the Employment Period pursuant to the terms of this Section 2.

 b) Early Termination.  Company may terminate Executive's employment prior to
    ------------------
    the end of the Employment Period by giving the Executive thirty (30) days advance notice in writing. If Company terminates Executive's employment without Cause (defined below), Company shall pay Executive severance benefits as set forth in section 6 hereof.

 c) Termination for Cause.  Company may terminate Executive's employment for
    ----------------------
    Cause (defined below) by giving Executive thirty (30) days advance notice in writing. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause. Executive's right under the benefit plans of the Company following a termination for Cause shall be determined under the provisions of those plans. "Cause" means (i) willful or habitual neglect of Executive's obligations under this Agreement, (ii) misuse of
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    corporate funds, (iii) any other act of gross misconduct or (iv) commission of any crime which would constitute a felony under applicable law.

 d) Executive's Commitment.  Executive commits to the Company that he will
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    remain as an employee of the Company for the full period of this Agreement.

 e) Termination as a Result of Death or Disability.  Executive's employment
    -----------------------------------------------
    shall terminate in the event of his death. Company may terminate Executive's employment for Disability by giving Executive thirty (30) days advance notice in writing. No compensation or benefits will be paid or provided to Executive under this Agreement on account of termination as a result of death or Disability. Executive's rights under the benefit plans of Company upon such termination shall be determined under the provisions of those plans. For purpose of this Agreement, "Disability" means Executive has been unable to substantially perform his duties under this Agreement as a result of this incapability due to physical or mental illness for at least twenty-six (26) weeks.

3)  Compensation.
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 a) Base Salary.  Company will pay Executive a salary at the rate per annum of
    ------------
    $212,000, less applicable withholding, payable in accordance with Company's standard payroll policies. At least annually the Board will consider increases in the annual salary rate in light of Executive's individual performance and other relevant factors determined by the Board.

 b) Bonus. Executive shall be eligible to participate in the bonus plan of
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    Company. Executive shall be entitled to bonuses thereunder payable at such times as bonuses are paid to other Executives of Company. The amount as determined by the Board of Directors of each bonus shall be based upon accomplishment of individual and Company objectives specified by the Board of Directors of Company.

4)  Employee Benefit Plans.  During the Employment Period, Executive shall be
    -----------------------
    eligible to participate in employee benefit plans or programs of Company to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

5)  Stock Options.  Any stock options held by the Executive that were granted
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    prior to the Effective Date shall remain in effect and shall be subject to the terms of the agreements under which they were granted. Executive shall be eligible to participate in the stock option plan of the Company.
    Executive shall be entitled to option grants there under as determined by the Board of Directors. Executive shall be eligible for an option grant of 45,000 stock options, vesting in 3 equal annual installments over 3 year so long as Executive remains employed by the Company.
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6)  Severance Payments.  If Company terminates Executive's employment without
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    Cause prior to the end of the Employment Period, Company shall pay Executive as severance payments a monthly amount equal to his then current month base salary (less applicable withholding) for 12 months or, if less, the remainder of the Employment Period. The severance payments described in this
    Section 6 shall discharge all of the Company's obligations to the Executive.

7)  Restrictions on Competition and Solicitation.  During any period in which
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    the Executive is employed by the Company and for a period of one year following termination or expiration of this Agreement, the Executive shall not: (i) directly or indirectly, either for himself or for any other person or business entity, participate as a manager, partner, agent, active investor, consultant, director, officer or employee in any business entity or activity which is competitive with any products or services being developed, distributed, sold or contemplated by the Company; (ii) solicit or discuss with any person who is an employee, agent or representative or consultant of the Company or was an employee, agent, representative or consultant of the Company at any time during the period the Executive was employed by the Company or a predecessor to the Company (a "Company Employee") the employment of a Company Employee by any business, firm, corporation or other entity that conducts research with respect to, or develops, produces or manufactures or markets any products, or provides services similar to those developed, produced, manufactured, marketed or provided by the Company; or (iii) reveal the name of, solicit, interfere with, or attempt to entice away any customer, client, licensee, distributor or sales representative of the Company.

8)  General.
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 a) This Agreement shall be binding upon the legal representative, distributees, successors and assigns of the parties hereto.

 b) This Agreement and the exhibits hereto contain the entire agreement of the parties, and may not be changed orally, but only in writing signed by the party against whom enforcement of such change is sought.

 c) If any provision of this Agreement is held invalid, illegal or unenforceable, such provisions shall be deemed deleted and such deletion shall not affect the validity of other provisions of this Agreement.

 d) This Agreement shall be governed by and construed according to the laws of the State of Massachusetts. The federal and state courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.


Executive                                       ACT Manufacturing, Inc.



/s/ Jack O'Rear                                 /s/ John A. Pino
-------------------------                       -----------------------------
By: Jack O'Rear                                 By: John A. Pino
                                                Title: President & CEO